EXHIBIT 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

THIRD QUARTER 2010 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended September 30, 2010.

The results of operations presented in this release include TPGI’s results of operations for the three and nine months ended September 30, 2010 and 2009. The consolidated net loss for the three months ended September 30, 2010 was $(1.4) million or $(0.04) per share compared to consolidated net loss of $(10.9) million or $(0.43) per share for the three months ended September 30, 2009. The consolidated net loss for the nine months ended September 30, 2010 was $(5.3) million or $(0.16) per share compared to consolidated net loss of $(13.8) million or $(0.56) per share for the nine months ended September 30, 2009. The decrease in the consolidated net loss for the three and nine months ended September 30, 2010 compared to the consolidated net loss for the three and nine months ended September 30, 2009 is primarily due to the $8.6 million Murano impairment charge recognized in the quarter ended September 30, 2009. There was no corresponding impairment charge recognized in 2010.

After tax cash flow (“ATCF”) for the three months ended September 30, 2010 was $2.3 million or $0.07 per share compared to after tax cash flow of $0.6 million or $0.02 per share for the three months ended September 30, 2009. After tax cash flow for the nine months ended September 30, 2010 was $9.4 million or $0.28 per share compared to after tax cash flow of $5.7 million or $0.23 per share for the nine months ended September 30, 2009. The increase in ATCF for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 was primarily due to decreases in interest expense due to reduced debt balances, and general and administrative expenses. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: non-controlling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) to the financial statements below.

James A. Thomas, Chairman and CEO stated, “Occupancy continues to improve, to 84.8% at September 30, 2010, compared with 83.9% at December 31, 2009. We have successfully extended and refinanced all our mortgage debt due through 2011, and have reduced our share of portfolio leverage by $155.2 million since December 31, 2009, including the recent restructuring of the mezzanine loans at our Centerpointe property. We are concentrating our efforts on continuing to enhance the value of our portfolio through our leasing efforts, along with very strategic capital expenditures intended to improve rental rates and occupancies in our value add properties.”

Supplemental Materials

The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Friday, November 5, 2010 at 9:00 a.m. Pacific Time. To participate in the call, dial (866) 713-8562 and (617) 597-5310 internationally, and provide confirmation code 45343615.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through November 26, 2010, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 60459342. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2009 and our subsequent Form 10-Q quarterly reports, each of which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenues:
Rental	$7,330	$7,385	$21,818	$22,499
Tenant reimbursements	4,976	4,566	15,476	16,151
Parking and other	853	571	2,651	2,156
Investment advisory, management, leasing and development services	1,645	2,622	5,594	7,158
Investment advisory, management, leasing and development services – unconsolidated real estate entities	3,673	3,388	11,126	11,229
Reimbursement of property personnel costs	1,403	1,425	4,213	4,213
Condominium sales	5,237	22,927	14,559	22,927

Total revenues	25,117	42,884	75,437	86,333

Expenses:
Property operating and maintenance	5,948	5,936	18,659	18,439
Real estate taxes	1,745	1,943	5,221	5,427
Investment advisory, management, leasing and development services	2,953	2,799	7,987	8,638
Reimbursable property personnel costs	1,403	1,425	4,213	4,213
Cost of condominium sales	3,858	20,892	10,655	20,892
Interest	4,820	6,787	14,368	20,415
Depreciation and amortization	3,432	3,008	10,405	9,373
General and administrative	3,365	3,907	9,861	12,280
Impairment loss	—	8,600	—	8,600

Total expenses	27,524	55,297	81,369	108,277

Gain on extinguishment of debt	—	—	—	509
Interest income	17	34	55	287
Equity in net income (loss) of unconsolidated real estate entities	538	(3,103)	(938)	(595)

Loss before income taxes and noncontrolling interests	(1,852)	(15,482)	(6,815)	(21,743)
Provision for income taxes	(62)	(242)	(417)	(480)

Net loss	(1,914)	(15,724)	(7,232)	(22,223)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	530	6,007	2,039	7,456
Partners in consolidated real estate entities	(51)	(1,195)	(128)	934

	479	4,812	1,911	8,390

TPGI share of net loss	$(1,435)	$(10,912)	$(5,321)	$(13,833)

Loss per share – basic and diluted	$(0.04)	$(0.43)	$(0.16)	$(0.56)

Weighted average common shares – basic and diluted	34,910,415	25,212,319	33,218,238	24,978,388

Reconciliation of net loss to EBDT(a):

Net loss	$(1,435)	$(10,912)	$(5,321)	$(13,833)
Adjustments:
Income tax provision	62	242	417	480
Noncontrolling interests – unitholders in the Operating Partnership	(530)	(6,007)	(2,039)	(7,456)
Depreciation and amortization	3,432	3,008	10,405	9,373
Amortization of loan costs	211	202	694	372
Unconsolidated real estate entities:
Depreciation and amortization	3,751	4,773	12,885	14,601
Amortization of loan costs	101	191	437	683

Earnings before depreciation, amortization and taxes	$5,592	$(8,503)	$17,478	$4,220

TPGI share of EBDT (b)	$4,018	$(5,550)	$12,346	$2,708

EBDT per share – basic	$0.12	$(0.22)	$0.37	$0.11

EBDT per share – diluted	$0.11	$(0.22)	$0.37	$0.11

Weighted average common shares – basic	34,910,415	25,212,319	33,218,238	24,978,388
Weighted average common shares – diluted	35,149,733	25,212,319	33,462,470	24,978,388

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Reconciliation of net loss to ATCF(c):

Net loss	$(1,435)	$(10,912)	$(5,321)	$(13,833)
Adjustments:
Income tax provision	62	242	417	480
Noncontrolling interests – unitholders in the Operating Partnership	(530)	(6,007)	(2,039)	(7,456)
Depreciation and amortization	3,432	3,008	10,405	9,373
Amortization of loan costs	211	202	694	372
Non-cash compensation expense	288	654	467	2,257
Straight-line rent adjustments	(275)	(843)	(1,067)	(762)
Adjustments to reflect the fair market value of rent	—	(5)	1	23
Impairment loss	—	8,600	—	8,600
Gain on extinguishment of debt	—	—	—	(509)
Unconsolidated real estate entities:
Depreciation and amortization	3,751	4,773	12,885	14,601
Amortization of loan costs	101	191	437	683
Straight-line rent adjustments	(403)	(489)	(897)	(1,474)
Adjustments to reflect the fair market value of rent	(264)	(316)	(867)	(1,026)
Impairment loss	—	2,012	—	2,012
Gain on extinguishment of debt	(1,622)	—	(1,622)	(4,189)

ATCF before income taxes	$3,316	$1,110	$13,493	$9,152

TPGI share of ATCF before income taxes (b)	$2,378	$618	$9,531	$5,872

TPGI income tax expense – current	(60)	(72)	(144)	(132)

TPGI share of ATCF	$2,318	$546	$9,387	$5,740

ATCF per share – basic and diluted	$0.07	$0.02	$0.28	$0.23

Weighted average common shares – basic	34,910,415	25,212,319	33,218,238	24,978,388
Weighted average common shares – diluted	35,149,733	25,212,319	33,462,470	24,978,388

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on an interest in our operating partnership of 71.71% and 70.64% for the three and nine months ended September 30, 2010, respectively, and 64.65% and 64.17% for the three and nine months ended September 30, 2009, respectively.

(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$269,217	$276,603
Land improvements – development properties	94,906	95,558

	364,123	372,161

Condominium units held for sale	54,600	64,101
Improved land held for sale	4,571	4,508
Investments in unconsolidated real estate entities	17,124	14,458
Cash and cash equivalents, unrestricted	43,167	35,935
Restricted cash	9,006	12,071
Rents and other receivables, net	1,794	2,073
Receivables from unconsolidated real estate entities	2,068	2,010
Deferred rents	14,167	12,954
Deferred leasing and loan costs, net	13,343	15,375
Other assets, net	19,730	23,757

Total assets	$543,693	$559,403

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$254,737	$255,104
Other secured loans	47,220	63,132
Accounts payable and other liabilities, net	27,556	35,573
Prepaid rent and deferred revenue	3,125	3,249

Total liabilities	332,638	357,058

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of September 30, 2010 and December 31, 2009, respectively	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 35,394,894 and 30,878,621 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	354	308
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 shares issued and outstanding as of September 30, 2010 and December 31, 2009	138	138
Additional paid-in capital	200,833	185,344
Retained deficit and dividends	(54,676)	(49,394)

Total stockholders’ equity	146,649	136,396

Noncontrolling interests:
Unitholders in the Operating Partnership	61,033	63,042
Partners in consolidated real estate entities	3,373	2,907

Total noncontrolling interests	64,406	65,949

Total equity	211,055	202,345

Total liabilities and equity	$543,693	$559,403

Contact:	Thomas Properties Group, Inc. Website: www.tpgre.com Diana Laing, Chief Financial Officer 213-613-1900